UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 25, 2020

Mastercard Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32877	13-4172551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street, Purchase, NY	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 249-2000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A Common Stock	MA	New York Stock Exchange
1.100% Notes due 2022	MA22	New York Stock Exchange
2.100% Notes due 2027	MA27	New York Stock Exchange
2.500% Notes due 2030	MA30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b– 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2020, Mastercard Incorporated (“Mastercard” or the “Company”) announced that Ajay Banga, 60, Mastercard’s President and Chief Executive Officer, will transition from the role of Chief Executive Officer on December 31, 2020 to the role of Executive Chairman of the Board of Directors of Mastercard, beginning January 1, 2021.

Mr. Banga was appointed Mastercard’s President & Chief Executive Officer in 2010 and joined the Board that same year. He served as President & Chief Operating Officer from 2009 to 2010.

On February 25, 2020, Mastercard’s Board of Directors (the “Board”) elected Michael Miebach, 52, to become the President & Chief Executive Officer and a member of the Board, effective January 1, 2021. As part of the transition to that role, the Board elected Mr. Miebach as President, effective March 1, 2020.

As President of Mastercard, Mr. Miebach will be responsible for overseeing the sales, marketing, products, services, and technology organizations for the Company. Prior to being elected President, Mr. Miebach was Mastercard’s Chief Product Officer and a member of the Company's Management Committee. From 2010 to 2016, he was President, Middle East and Africa, and before that time, Mr. Miebach held senior roles at both Barclays Bank and Citibank. He is a member of the digital advisory council of Fannie Mae, a member of the Board of Directors for Accion and also a member of the Board of Directors of the Ronald McDonald House New York City.

In connection with Mr. Miebach’s appointment as President, the Company entered into a new compensation arrangement with him, effective as of March 1, 2020, which provides for an increase in his annual base salary to $750,000, an increase in his annual bonus opportunity to 150% of his annual base salary, and an equity grant under Mastercard’s Amended and Restated 2006 Long Term Incentive Plan (the “LTIP”) with a target grant date value of $6,250,000. Mr. Miebach’s compensation in connection with his service as Chief Executive Officer will be determined at a later date. The equity grant is qualified in its entirety by the final form of the PSU award agreement.

Effective January 1, 2021, Richard Haythornthwaite, currently our Chairman, will retire from the Board. The Board will appoint current independent director Merit Janow as lead independent director at that time.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020

Mastercard Incorporated

By:	/s/ Janet McGinness
Name: Janet McGinness
Title: Corporate Secretary